                                                                      Exhibit 21






                        SUBSIDIARIES OF THE REGISTRANT
                ------------------------------------------------
                                                                      Percentage
                                                     State of          Owned by
                Subsidiary                        Incorporation     the Registrant
                ----------                        -------------     --------------

21st Century Oncology, Inc.                          Florida              100%

Radiation Therapy Payroll Services, Inc.             Florida              100%

Financial Services of Southwest Florida, Inc.        Florida              100%

Radiation Therapy School for
Radiation Therapy Technology, Inc.                   Florida              100%

New York Radiation Therapy Management
Services, Incorporated                               New York             100%

Nevada Radiation Therapy Management
Services, Incorporated                               Nevada               100%